STATE OF WYOMING
Office of the Secretary of State

I, MAX MAXFIELD, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **Dana Resources**
Old Name: **Danapc.Com**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **8th** day of **February**, **2008**.

Max Maxfield
Secretary of State

By: Jessica Weber

Filed Date: 02/05/2008

WY Secretary of State
FILED: 02/05/2008
Original ID: 2006-000518622
Amendment ID: 2008-000658564

ARTICLES OF AMENDMENT
(BY SHAREHOLDERS)

Wyoming Secretary of State
The Capitol Building, Room 110
200 W. 24th Street
Cheyenne, WY 82002-0020

Phone (307) 777-7311/7312
Fax (307) 777-5339
E-mail: corporations@state.wy.us

1. The name of the corporation is: DanaPC.com

2. Article FIRST, FOURTH is amended as follows:

Article FIRST, to read in its entirety: The name of the corporation shall be Dana Resources.

Article FOURTH, Append to the end thereof: Effective on February 15, 2008, the Common Stock of the Corporation shall be forward split, such that each holder of one share of the outstanding shares of Common Stock shall be entitled to receive sixty-nine additional shares of Common Stock.

3. The amendment was adopted on January 28, 2008, by the shareholders.

4. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment: 16,000,000; and the number of votes of each voting group indisputably represented at the meeting: 10,000,000.

5. Either the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment **OR** the total number of undisputed votes cast for the amendment by each voting group: 10,000,000 FOR 0 against.

6. The number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

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Date: January 29, 2008

Signed: [signature]

Title: Secretary

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Filing Fee: ***$50.00***

Instructions:

1. The document may be executed by the Chairman of the Board, President or another of its officers.

2. The document shall be accompanied by one (1) exact or photo copy.